Gryphon Gold Corporation
Annual Meeting of Shareholders
August 28, 2012



Marvin K. Kaiser
Chairman of the Board



James T. O'Neil, Jr.

President & CEO



Safe Harbor Statement

GRYPHON GOLD
CORPORATION

This presentation contains "forward-looking statements" and "forward-looking information" within the meaning of United States and Canadian securities laws, which may include, but are not limited to, statements relating to composition of the shipped doré; estimates related to cash, fixed costs and the effect on the Company's balance sheet from doré shipments; plans related to final work on the ADR plant building structure; plans and timing of the drill program and expected results; estimates related to the production rate for 2012; expected investments to increase production capacity and the plans to advance the development of the Borealis Property. Such forward-looking statements and forward-looking information reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risk that additional financing may be required and, if so, may not be available on terms satisfactory to the Company if at all, risks associated with mining operations, risks associated with the oxide heap, risks associated with exploration, metallurgical design and project permitting and development and the risks and uncertainties outlined under the section headings "Forward-Looking Statements" and "Risks Factors and Uncertainties" disclosed in the Company's periodic reports filed with the SEC and Canadian securities administrators and in the Company's other reports, documents, and registration statements filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. The Company does not undertake to update forward-looking statements or forward-looking information, except as may be required by law. Full financial statements and securities filings are available on the Company's website: www.gryphongold.com and www.sec.gov or www.sedar.com.

Gryphon Gold Profile

Objective to expand production at the Borealis Project, located on a 23.5 square mile property containing 13 known deposits in the Walker Lane gold belt of Western Nevada

TSX: GGN / OTC: GYPH

• Shares outstanding*	194 million
• Market capitalization	$24.1 million
• Recent price	$0.11
• 52-week range	$0.37- $0.11
• Average 3-month daily volume (TSX)	114,000
• Institutional ownership (filed)	3.5%
• Insider ownership	0.3%

Market Data as of August 6, 2012; ownership as of most recent filing
**Fully diluted shares: 217 million*



GRYPHON GOLD: Producing Gold in Nevada

- In production and generating cash to partially fund operations
- Targeting annual production rate of 25,000 to 30,000 ounces by year end
- Experienced core team to deliver on expansion of property
- Stringent approach to capital allocation and project development
- In-place estimated mineralized resource of 368,800 ounces of gold equivalent with variable recovery due to differing metallurgies

Strategic Objectives

- Increase production to 25,000 to 30,000 ounces per year at <$700/ounce cash cost by year end 2012
- Maximize the value of the Borealis property through further definition drilling and exploration
- Increase gold reserves and deposits through the acquisition and exploration of additional gold bearing properties



Borealis Project
Heap Leach Pad

- Expanding heap leach pad from 4 million ton to 12 million ton capacity
- Permitted to construct and operate 12-million ton capacity pad
- In fiscal 2012, loaded 529,726 tons to the leach pad that contained 6,409 recoverable ounces
- Poured and shipped 3,280 equivalent gold ounces in Q1 FY 2013

Borealis Project
Heap Leach Ponds



- 600,000 cubic feet pregnant solution pond
- 11 monitoring wells at seven locations
- Total capacity of 20 million gallons



Borealis Project
ADR Facility

- Capacity of 4 tons of carbon stripping per day
- Currently have 5 carbon columns containing 10 tons of activated carbon
- Precious metals content of the bars is approximately 40:60 gold to silver
- Flow rate of 1,200 gallons per minute of pregnant cyanide solution

Borealis Project
Furnace



- Pouring and shipping weekly
- Expansion of heap leach pad to increase pad from 4 million to 12 million tons
- Adding additional carbon columns
- Larger crusher to handle larger material
- Drilling program and mine plan to expand identified resources

Q1 FY 2013 Production Results


3,280
1,580
FY 2012
Q1 FY 2013
Gold Equivalent Ounces

- $5.97 million in sales
- Cash cost: ~$948 per ounce
- Restructured bonds to free $2.4 million in previously used for collateral

Restructured Balance Sheet



(in millions)
$20
$15
$10
$5
$0
Past Debt
Current
July Debenture
November Debenture
Convertible
Promissory Note
Waterton Senior Credit Facility

- Repaid existing debt with new $15 mm Senior Credit Facility and gold stream agreement in April 2012
- Payable starting May 2013 in 12 equal monthly installments
- $1.9 mm convertible bond – monthly principle payments of $53,000
- $1.6 mm promissory note paid monthly based on production results; anticipate to be fully paid in Q3 FY 2013

Steven K. Jones
Vice President of Exploration



Borealis Property

- Geological history of gold discovery
- Mining-friendly state (NV)
- Politically stable part of the world
- US mining assets are a good hedge against US Dollar
- Highly experienced and successful finance and exploration teams
- The process to receive permits and start operations on previously mined operations is less difficult than for a previously undisturbed area
- Extensive land position
  - Control 751 unpatented mining claims covering approximately 15,020 acres
  - 1 millsite claim



Borealis Project
Drilling & Exploration

Deposit Expansion
- Focus on known mineralized trends
- Expand and define oxide resources in the West, East, and present permit boundary
- Includes inferred in-situ resources of 18.2 million tons @0.011 opt Au

Potential for Discovery
- Previously undisturbed areas
- Potential to add material that can be developed
- All analysis completed that is required to support operating permit applications, environmental assessment and engineering design

Borealis District



To West Area
Heap #3
1.0 mm 0.014 opt
Northeast Ridge Pit
3.1 mm 0.017 opt
Heap #1
1.7 mm 0.022 opt
B
Phase I
Heap
A
Crusher
ADR
To East
Area
Mine Permit Boundary
East Ridge
Pit
2.9 mm 0.016 opt Au
Graben
Borealis East
Stockpile
1.7 mm 0.014 opt
Freedom Flats Pit
Mine Permit Boundary
0
1200
2400
3600
4800 ft
Scale 1"=2000'
Gryphon Gold Corporation
Borealis Mine, Mineral County
2012-2013 Resource Location
N
W
E
S

Borealis District


Pit Limits
East Pit
2.9 mm tons
0.016 opt Au
0.5:1.0 SR
Mine Permit Boundary
0 100 200 300 400 ft
Scale 1"=200'
Gryphon Gold Corporation
Borealis Mine, Mineral County
East Pit Mining 2012
N
W
E
S

Strong Historical Production
(1981-1990)



Tons of Ore
(in thousands)
6.251 at grade .023
4.345 at grade .107
Contained Gold
(in thousands)
143 oz
464 oz
Crushed and Agglomerated
Run of Mine

Investment Considerations

- Four months of increasing production
- Investments to expand production
- Continued exploration
- Strong fundamentals in gold market
- Generating cash

Gryphon Gold Corporation
Annual Meeting of Shareholders
August 28, 2012

